OMB APPROVAL
OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden Hours per response ....... 38.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2008

Juniper Content Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51240 (Commission File Number)	20-2278320 (IRS Employer Identification No.)

521 Fifth Avenue, Suite 822, New York, New York (Address of Principal Executive Offices)	10175 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 660-5930

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Juniper Content Corporation (“Company”) announced today that, effective January 30, 2008, the Company’s Series A Units, comprised of two shares of Common Stock, five Class W Warrants and five Class Z Warrants, and Series B Units, comprised of two shares of Common Stock, one Class W Warrant and one Class Z Warrant, will become separable into their component pieces on a mandatory basis. Accordingly, on January 30, 2008, the Series A Units and Series B Units will cease trading and only the Common Stock, Class W Warrants and Class Z Warrants included in such units will continue to trade. The Common Stock, Class W Warrants and Class Z Warrants will continue to be quoted on the Over-The-Counter Bulletin Board under the symbols JNPC, JNPCW and JNPCZ, respectively.

Item 9.01	Financial Statements and Exhibits.
99.1	Press release dated January 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2008	JUNIPER CONTENT CORPORATION
	By:	/s/ Stuart B. Rekant
Stuart B. Rekant Chairman and Chief Executive Officer